UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 12, 2018, Akoustis Technologies, Inc. (the “Company”) appointed Rohan Houlden to serve as the Company’s Chief Product Officer.

Mr. Houlden has served as the Company’s Vice President of Engineering since September 2016. Prior to joining the Company, Mr. Houlden served as the General Manager of the Connectivity Business Unit at Qorvo, Inc. (formerly RF Micro Devices, Inc.), responsible for CPE WiFi, Smart Energy and Automotive product lines, where he managed the product development and production ramp of custom Front End Modules (FEMs) and bulk acoustic wave filters to leading enterprise and retail original equipment manufacturers (“OEMs”) and automotive suppliers. Prior to the merger, he was General Manager of the Wireless Connectivity Business Unit at RFMD for 7 years, responsible for WiFi and Smart Energy product lines. In addition, he also managed the product development and production ramp of custom FEMs to all leading wireless OEMs – including tier 1 and tier 2 smartphone OEMs, as well as key OEMs involved in emerging Internet-of-things. Mr. Houlden served at Qorvo, Inc. for 17 years. Mr. Houlden holds an MBA from University of Iowa, Masters of Science from Iowa State University and a Bachelor of Science from Royal Melbourne Institute of Technology (Australia).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.
Date: November 14, 2018	By:	/s/ Kenneth Boller
	Name:	Kenneth Boller
	Title:	Interim Chief Financial Officer